EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter and Fiscal Year Ended December 31, 2017 Financial Results; Quarterly Distribution Increased to $0.41 Per Share for Q1, 2018

NEW YORK, Feb. 22, 2018 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ:SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $18.6 million, or $0.44 per share, for the fourth quarter 2017. For the fiscal year ended December 31, 2017, the Company reported net investment income of $68.4 million, or $1.62 per share.

At December 31, 2017, net asset value (NAV) was $21.81 per share, an increase of $0.01 per share from the prior quarter and an increase of $0.07 per share from December 31, 2016.  At year end, Solar Capital’s investment portfolio remained 100% performing.

As a reminder, the Company’s Board of Directors recently approved a voluntary 25 basis point permanent reduction in the investment advisor’s management fee, effective January 1, 2018 and declared a first quarter 2018 increased distribution of $0.41 per share, payable on April 3, 2018, to stockholders of record on March 22, 2018.  The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At December 31, 2017:

Comprehensive Investment portfolio* fair value: $1.66 billion
Number of portfolio companies: 93
Net assets: $921.6 million
Net asset value per share: $21.81

Comprehensive Investment Portfolio Activity** for the Quarter Ended December 31, 2017:

Investments made during the quarter: $158.1 million
Investments prepaid and sold during the quarter: $180.4 million

Operating Results for the Quarter Ended December 31, 2017:

Net investment income: $18.6 million
Net investment income per share: $0.44
Net realized and unrealized loss: $1.3 million
Net increase in net assets from operations: $17.3 million
Earnings per share:  $0.41

Operating Results for the Year Ended December 31, 2017:

Net investment income: $68.4 million
Net investment income per share: $1.62
Net realized and unrealized gain: $2.1 million
Net increase in net assets from operations: $70.4 million
Earnings per share: $1.67

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s full portfolio, NEF Holdings, LLC (“NEF”) full portfolio and the senior secured loans held by Senior Secured Unitranche Loan Program LLC (“SSLP”) and Senior Secured Unitranche Loan Program II LLC (“SSLP II”) attributable to the Company, and excludes the fair value of the equity interests in Crystal Financial, NEF, SSLP and SSLP II.

** Includes investment activity through Crystal Financial, NEF, and SSLP and SSLP II, attributable to the Company.

“Solar Capital Ltd. had a strong 2017. Our strategy of senior secured investing and developing diversified investment channels continues to drive superior results in credit quality, NAV preservation, and earnings power,” said Michael Gross, Chairman and CEO.  “At December 31, 2017, over 55% of the Company’s comprehensive investment portfolio is invested in commercial finance loans, reflecting our ongoing transition to a diversified specialty finance business focused on senior secured lending. Our diversification efforts have enhanced the Company’s ability to generate sustainable net investment income above our historical dividend level, all while remaining relatively under-levered. With significant dry powder across our verticals, we believe we are well positioned for earnings growth in 2018.”

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, February 23, 2018. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 2088056 when prompted. A telephone replay will be available until March 10, 2018 and can be accessed by dialing (855) 859-2056 and using the passcode 2088056. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended December 31, 2017, Solar Capital had total originations of $158.1 million and repayments of $180.4 million across its four core business units: cash flow, asset-based, equipment finance, and life science lending.

Comprehensive Investment Portfolio Activity(1) Q4 2017 (in millions)
Asset Class	Cash Flow Loans(2)	Asset-based Loans / Crystal Financial(3)	Equipment Financings / NEF(4)	Life Science Loans	Total Portfolio Activity
Q4 2017 Originations	$108.0	$24.4	$14.2	$11.5	$158.1
Q4 2017 Repayments / Amortization	$35.9	$102.0	$30.8	$11.7	$180.4

(1) Total Portfolio Activity includes gross originations/repayments across each business unit, attributable to SLRC.
(2) Includes cash flow loans on the Company’s balance sheet and in the SSLP’s.
(3) Includes Crystal Financial’s full portfolio and asset-based loans on the Company’s balance sheet.
(4) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at December 31, 2017 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield
	($mm)%
Cash Flow Senior Secured Loans(1)	$713.8	43.0%	9.1%
Asset-Based Senior Secured Loans / Crystal Financial(2)	$394.0	23.8%	12.2%
Equipment Senior Secured Financings / NEF(3)	$308.2	18.6%	11.1%
Life Science Senior Secured Loans	$212.9	12.8%	11.3%(6)
Total Senior Secured Loans	$1,628.9	98.2%
Equity and Equity-like Securities(4)	$29.8	1.8%
Total Comprehensive Investment Portfolio	$1,658.7	100%
Floating Rate Investments(5)	$1,312.9	80.0%

(1) Includes cash flow loans on the Company’s balance sheet and in the SSLP’s.
(2) Includes Crystal Financial’s full portfolio and asset-based loans on the Company’s balance sheet.
(3) Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
(4) Excludes Crystal, NEF, SSLP and SSLP II membership interests, which distribute quarterly dividends to the Company.
(5) Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration with average hold periods of 2.5 years. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
(6) Excludes the impact of success fees and/or warrants.

The Comprehensive Investment Portfolio is diversified across over 203 unique issuers across 93 industries and with an average exposure of $8.2 million or 0.5% per issuer.

At 12/31/17, 98.2% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which approximately 76.8% is in first lien senior secured loans and approximately 21.4% is in senior secured second lien loans. Year over year, second lien loan exposure of the Comprehensive Investment Portfolio declined by approximately 40%, as the Company has focused its origination efforts on underwriting first lien and stretch first lien loans to upper middle market sponsor-owned companies as well as commercial finance investments.

Solar Capital Ltd. Portfolio

Weighted Average Yield

At December 31, 2017, the weighted average yield on our income-producing investments, inclusive of our equity interests in Crystal Financial, NEF, SSLP and SSLP II, was 10.1% measured at fair value, and 10.6%, measured at amortized cost, consistent with the weighted average yield at December 31, 2016.

Asset Quality

As of December 31, 2017, 100% of SLRC’s portfolio was performing.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of December 31, 2017, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$138.6	9.5%
2	$1,272.7	87.1%
3	$48.9	3.3%
4	$1.0	0.1%

Investment Income

For the quarters ended December 31, 2017 and 2016, gross investment income totaled $38.9 million and $36.6 million, respectively. The increase in gross investment income for the year over year three month periods was primarily due to an increase in the size of the income-producing portfolio. Our gross investment income by business unit for the quarterly period ended 12/31/17 is broken out below.

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income(1) Q4 2017 (in millions)
For the Period:	Cash Flow Lending	Asset-based Lending / Crystal Financial	Equipment Financing / NEF	Life Science Lending	Total
Q4 2017	$14.6	$10.8	$5.3	$8.2	$38.9
% Contribution	37.4%	27.9%	13.6%	21.1%	100.0%

(1) Includes income/fees from cash flow loans on balance sheet and distributions from the SSLP’s, income/fees from asset based loans on balance sheet and distributions from Crystal Financial, income/fees from equipment financings and distributions from NEF, and income/fees from life science loans.

Solar Capital Ltd.’s Results of Operations for the Fiscal Year Ended December 31, 2017 compared to the Fiscal Year Ended December 31, 2016.

Investment Income

For the fiscal years ended December 31, 2017 and 2016, gross investment income totaled $143.3 million and $151.8 million, respectively. The decrease in gross investment income from 2016 to 2017 was primarily due to an increase in the volume of prepayments and other exits, which reduced the average size of the income-producing portfolio.

Expenses

Net expenses totaled $75.0 million and $80.7 million, respectively, for the fiscal years ended December 31, 2017 and 2016. The decrease in expenses from 2016 to 2017 is primarily due to fewer one-time credit facility costs associated with amendments and new debt issuances, as well as lower general and administrative expenses.

Net Investment Income

SLRC’s net investment income totaled $68.4 million and $71.1 million, or $1.62 and $1.68, per average share, respectively, for the fiscal years ended December 31, 2017 and 2016.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains for the fiscal years ended December 31, 2017 and 2016 totaled approximately $2.1 million and $35.7 million, respectively. The net realized and unrealized gain for the fiscal year ended December 31, 2017 was primarily due to unrealized appreciation in the value of select investments and a reversal of unrealized depreciation on an investment exited, partially offset by a realized loss on an exited investment, a realized loss incurred in the extinguishment of debt, and unrealized depreciation in the value of select investments.

Net Increase in Net Assets Resulting From Operations

For the fiscal years ended December 31, 2017 and 2016, SLRC had a net increase in net assets resulting from operations of $70.4 million and $106.8 million, respectively. For the fiscal years ended December 31, 2017 and 2016, earnings per average share were $1.67 and $2.53, respectively.

Liquidity and Capital Resources

As of December 31, 2017, we had a total of $149.4 million of unused borrowing capacity under SLRC’s revolving credit facility, subject to borrowing base limits.

In Q4 2017, the Company redeemed the remaining outstanding amount of its $100 million of 6.75% Senior Unsecured Notes due 2042. The Company refinanced the notes with a combination of an offering of $75 million of 4.5% publicly-registered unsecured senior notes due in January 2023 and the private placement of $21 million of 4.5% unsecured tranche c notes due in December 2022.

Financial Statements and Tables

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	December 31, 2017	December 31, 2016
Assets
Investments at fair value:
Companies less than 5% owned (cost: $835,041 and $815,955, respectively)	$834,410	$804,783
Companies 5% to 25% owned (cost: $0 and $8,511, respectively)	—	777
Companies more than 25% owned (cost: $609,226 and $477,491, respectively)	626,760	499,218
Cash	5,963	2,152
Cash equivalents (cost: $144,826 and $309,894, respectively)	144,826	309,894
Receivable for investments sold	6,160	13,602
Interest receivable	7,336	8,079
Dividends receivable	15,013	10,952
Other receivable	58	54
Prepaid expenses and other assets	1,039	1,036
Total assets	$1,641,565	$1,650,547

Liabilities
Revolving credit facility	$245,600	$115,200
Unsecured senior notes due 2022	150,000	50,000
Unsecured tranche c senior notes due 2022 ($21,000 and $0 face amounts, respectively, reported net of unamortized debt issuance costs of $316 and $0, respectively.)	20,684	—
Unsecured senior notes due 2023 ($75,000 and $0 face amounts, respectively, reported net of unamortized debt issuance costs of $1,813 and $0, respectively.)	73,187	—
Unsecured senior notes due 2042 ($0 and $100,000 face amounts, respectively, reported net of unamortized debt issuance costs of $0 and $2,886, respectively.)	—	97,114
Senior secured notes	—	75,000
Term loan	50,000	50,000
Distributions payable	16,904	16,899
Payable for investments and cash equivalents purchased	145,118	309,894
Management fee payable	7,373	6,870
Performance-based incentive fee payable	4,660	4,412
Interest payable	2,485	2,225
Administrative services expense payable	2,756	3,289
Other liabilities and accrued expenses	1,193	1,137
Total liabilities	$719,960	$732,040

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,248,525 shares issued and outstanding, respectively	$423	$422
Paid-in capital in excess of par	991,340	989,732
Distributions in excess of net investment income	(13,319)	(11,847)
Accumulated net realized loss	(73,742)	(62,621)
Net unrealized appreciation	16,903	2,821

Total net assets	$921,605	$918,507

Net Asset Value Per Share	$21.81	$21.74

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share amounts)

	Year ended December 31,
	2017	2016
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$88,014	$108,386
Companies more than 25% owned	1,222	1,835
Dividends:
Companies less than 5% owned	26	11
Companies more than 25% owned	52,496	40,649
Other income:
Companies less than 5% owned	1,334	828
Companies more than 25% owned	246	130

Total investment income	143,338	151,839

EXPENSES:
Management fees	27,409	28,115
Performance-based incentive fees	17,055	17,775
Interest and other credit facility expenses	21,666	24,571
Administrative services expense	5,215	5,990
Other general and administrative expenses	3,630	4,287

Total Expenses	74,975	80,738
Performance-based incentive fees waived	—	—
Net expenses	74,975	80,738

Net investment income	$68,363	$71,101

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	$310	$609
Companies 5% to 25% owned	(8,104)	197
Companies more than 25% owned	(6)	(30)

Net realized gain (loss) on investments and cash equivalents	(7,800)	776
Net realized loss on extinguishment of debt:	(2,782)	—
Net realized gain (loss) on foreign currencies:	(1,433)	—

Net realized gain (loss)	(12,015)	776

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	10,541	28,093
Companies 5% to 25% owned	7,734	(456)
Companies more than 25% owned	(4,193)	7,301

Net change in unrealized gain (loss) on investments and cash equivalents	14,082	34,938
Net change in unrealized gain (loss) on foreign currencies	—	—

Net change in unrealized gain (loss)	14,082	34,938

Net realized and unrealized gain (loss) on investments, cash equivalents and foreign currencies	2,067	35,714

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$70,430	$106,815

EARNINGS PER SHARE	$1.67	$2.53

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U. S. middle market companies in the form of senior secured cash flow and asset-based investments.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with The Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770